Exhibit 4.2

______________________________________

AMENDMENT NO. 1

Dated as of March 1, 2004

to

POOLING AND SERVICING AGREEMENT

Dated as of March 1, 2004

among

GREENWICH CAPITAL ACCEPTANCE, INC.,

Depositor,

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,

Seller,

WELLS FARGO BANK, N.A.,

Master Servicer and Securities Administrator,

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,

Trustee and Custodian

HarborView Mortgage Loan Trust 2004-1

Mortgage Loan Pass-Through Certificates, Series 2004-1

______________________________________

THIS AMENDMENT NO. 1, dated as of March 1, 2004 (the “Amendment”), to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of March 1, 2004, among GREENWICH CAPITAL ACCEPTANCE, INC., a Delaware corporation, as depositor (the “Depositor”), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation, as seller (in such capacity, the “Seller”), WELLS FARGO BANK, N.A., a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (in such capacity, the “Trustee”) and as custodian (in such capacity, the “Custodian”).

W I T N E S S E T H

WHEREAS, the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Trustee and the Custodian entered into the Pooling and Servicing Agreement;

WHEREAS, the parties hereto wish to amend the Pooling and Servicing Agreement as set forth herein;

WHEREAS, Section 12.01(ii) of the Pooling and Servicing Agreement permits amendments to the Pooling and Servicing Agreement to correct all provisions therein which may be defective;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.

Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2.

Amendments to Article XII.

(a)  The first paragraph of Section 12.01 of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

This Agreement may be amended from time to time by the Seller, the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Custodian without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, or (iv) to conform the terms hereof to the description thereof provided in the Prospectus; provided, however, that any such action listed in clause (i) through (iii) above shall not adversely affect in any material respect the interests of any Certificateholder; provided, further, that any such action listed in (i) through (iii) above shall be deemed not to adversely affect in any material respect the interests of any Certificateholder, if evidenced by (i) written notice to the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Trustee from the Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency or (ii) an Opinion of Counsel stating that such amendment shall not adversely affect in any material respect the interests of any Certificateholder, is permitted by the Agreement and all the conditions precedent, if any, have been complied with, delivered to the Master Servicer and the Trustee.

(b)  Section 12.04 of the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 3.  Effect of Amendment.

Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, Seller, Master Servicer, Securities Administrator, the Trustee and the Custodian shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes.  Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.  The Trustee makes no representation or warranty as to validity or sufficiency of this Amendment.

SECTION 4.  Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor, Seller, Master Servicer, Securities Administrator, the Trustee and the Custodian.

SECTION 5.  Governing Law.

This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

SECTION 6.  Severability of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 7.  Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 8.  Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Trustee and the Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC.,

as Depositor

By:    /s/ Shakti Radhakishun

Name:  Shakti Radhakishun

Title:    Senior Vice President

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,

as a Seller

By:    /s/ Shakti Radhakishun

Name:  Shakti Radhakishun

Title:    Senior Vice President

WELLS FARGO BANK, N.A.,

as Master Servicer and Securities Administrator

By:    /s/ Diane Courtney

Name:  Diane Courtney

Title:    Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,

as Trustee and Custodian

By:    /s/ Ronaldo Reyes

Name:  Ronaldo Reyes

Title:    Vice President

By:    /s/ Barbara Campbell

Name:  Barbara Campbell

Title:    Vice President